Exhibit 99.1

From:    Brendan Conway (news media)
414-221-4444
brendan.conway@wecenergygroup.com

    Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

    November 1, 2022

WEC Energy Group reports third-quarter results

MILWAUKEE – WEC Energy Group (NYSE: WEC) today reported net income of $302.0 million, or 96 cents per share, for the third quarter of 2022 – up from $290.0 million, or 92 cents per share, in last year's third quarter.

For the first nine months of 2022, the company recorded net income of $1.16 billion, or $3.65 per share – up from $1.08 billion, or $3.40 per share, in the corresponding period a year ago.

Consolidated revenues totaled $7.0 billion for the first nine months of 2022, up $924.9 million over revenues for the first nine months of 2021.

“We delivered another solid quarter, driven by positive results from our infrastructure and transmission segments and a warmer than normal end to the summer,” said Gale Klappa, executive chairman. “Our focus on the fundamentals – reliability, customer satisfaction, environmental progress and financial discipline – continues to create value for our customers and our stockholders.”

Retail deliveries of electricity – excluding the iron ore mine in Michigan’s Upper Peninsula – were down by 1.5 percent in the third quarter of 2022, compared to the third quarter last year.

Electricity consumption by small commercial and industrial customers was 1.3 percent lower during the third quarter of 2022. Electricity use by large commercial and industrial customers – excluding the iron ore mine – rose by 1.6 percent.

Residential electricity use fell by 4.4 percent.

On a weather-normal basis, retail deliveries of electricity during the third quarter of this year – excluding the iron ore mine – increased by 0.3 percent.

Exhibit 99.1

The company is narrowing its 2022 earnings guidance to $4.38 to $4.40 per share, with an expectation of reaching the top end of the range. This assumes normal weather for the remainder of the year. Previous guidance was $4.36 to $4.40 per share.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1 p.m. Central time, Tuesday, Nov. 1. The call will review 2022 third-quarter earnings and the company’s outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 888-330-2443 up to 15 minutes before it begins. The number for international callers is 240-789-2728. The conference ID is 3088105.

Conference call access also is available at wecenergygroup.com. Under 'Webcasts,' select 'Q3 Earnings.' In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its third-quarter performance. The materials will be available at 6:30 a.m. Central time, Tuesday, Nov. 1.

Replay

A replay will be available on the website and by phone. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through Nov. 15, 2022. Domestic callers should dial 800-770-2030. International callers should dial 647-362-9199. The replay conference ID is 3088105.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.6 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. Another major subsidiary, We Power, designs, builds and owns electric generating plants. In addition, WEC Infrastructure LLC owns a growing fleet of renewable generation facilities in the Midwest.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 38,000 stockholders of record, 7,000 employees and more than $40 billion of assets.

Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other

Exhibit 99.1
things, statements concerning management’s expectations and projections regarding earnings and future results. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “should,” “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company’s service territories; timing, resolution and impact of rate cases and other regulatory decisions; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; varying, adverse or unusually severe weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy and environmental conservation efforts; the company’s ability to successfully acquire and/or dispose of assets and projects and to execute on its capital plan; cyber-security threats and data security breaches; construction risks; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; changes in tax legislation or our ability to use certain tax benefits and carryforwards; federal, state, and local legislative and regulatory changes, including changes to environmental standards, the enforcement of these laws and regulations and changes in the interpretation of regulations by regulatory agencies; supply chain disruptions; inflation; political or geopolitical developments, including impacts on the global economy, supply chain and fuel prices, generally, from the ongoing conflict between Russia and Ukraine; the impact from any new developments relating to the COVID-19 pandemic or any future health pandemics; current and future litigation and regulatory investigations, proceedings or inquiries; changes in accounting standards; the financial performance of American Transmission Company as well as projects in which the company’s energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” contained in the company’s Form 10-K for the year ended December 31, 2021, and in subsequent reports filed with the Securities and Exchange Commission. Except as may be required by law, the company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended		Nine Months Ended
	September 30		September 30
(in millions, except per share amounts)	2022	2021	2022	2021
Operating revenues	$2,003.0	$1,746.5	$7,039.0	$6,114.1

Operating expenses
Cost of sales	805.1	560.7	3,123.5	2,352.2
Other operation and maintenance	454.3	473.7	1,357.7	1,417.4
Depreciation and amortization	280.3	271.6	838.0	799.2
Property and revenue taxes	59.1	50.5	176.0	157.2
Total operating expenses	1,598.8	1,356.5	5,495.2	4,726.0

Operating income	404.2	390.0	1,543.8	1,388.1

Equity in earnings of transmission affiliates	63.7	42.3	148.4	126.2
Other income, net	34.7	25.2	94.1	97.7
Interest expense	127.5	118.0	364.9	357.5
Other expense	(29.1)	(50.5)	(122.4)	(133.6)

Income before income taxes	375.1	339.5	1,421.4	1,254.5
Income tax expense	73.4	50.8	263.9	179.8
Net income	301.7	288.7	1,157.5	1,074.7

Preferred stock dividends of subsidiary	0.3	0.3	0.9	0.9
Net (income) loss attributed to noncontrolling interests	0.6	1.6	(1.2)	2.3
Net income attributed to common shareholders	$302.0	$290.0	$1,155.4	$1,076.1

Earnings per share
Basic	$0.96	$0.92	$3.66	$3.41
Diluted	$0.96	$0.92	$3.65	$3.40

Weighted average common shares outstanding
Basic	315.4	315.4	315.4	315.4
Diluted	316.2	316.3	316.2	316.3

Dividends per share of common stock	$0.7275	$0.6775	$2.1825	$2.0325

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$28.5	$16.3
Accounts receivable and unbilled revenues, net of reserves of $168.5 and $198.3, respectively	1,321.8	1,505.7
Materials, supplies, and inventories	924.6	635.8
Prepaid taxes	124.3	182.1
Other prepayments	32.2	63.4
Derivative assets	191.0	107.0
Other	148.6	146.4
Current assets	2,771.0	2,656.7

Long-term assets
Property, plant, and equipment, net of accumulated depreciation and amortization of $10,348.8 and $9,889.3, respectively	28,575.3	26,982.4
Regulatory assets (September 30, 2022 and December 31, 2021 include $94.0 and $100.7, respectively, related to WEPCo Environmental Trust Finance I, LLC)	3,164.2	3,264.8
Equity investment in transmission affiliates	1,875.9	1,789.4
Goodwill	3,052.8	3,052.8
Pension and OPEB assets	965.8	881.3
Other	356.0	361.1
Long-term assets	37,990.0	36,331.8
Total assets	$40,761.0	$38,988.5

Liabilities and Equity
Current liabilities
Short-term debt	$1,259.5	$1,897.0
Current portion of long-term debt (September 30, 2022 and December 31, 2021 each include $8.8, respectively, related to WEPCo Environmental Trust Finance I, LLC)	167.2	169.4
Accounts payable	1,158.0	1,005.7
Customer credit balances	170.9	140.4
Other	614.1	540.5
Current liabilities	3,369.7	3,753.0

Long-term liabilities
Long-term debt (September 30, 2022 and December 31, 2021 include $98.5 and $102.7, respectively, related to WEPCo Environmental Trust Finance I, LLC)	14,910.7	13,523.7
Deferred income taxes	4,524.9	4,308.5
Deferred revenue, net	374.2	389.2
Regulatory liabilities	3,947.0	3,946.0
Environmental remediation liabilities	497.7	532.6
Pension and OPEB obligations	217.7	219.0
Other	1,323.0	1,203.2
Long-term liabilities	25,795.2	24,122.2

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 325,000,000 shares authorized; 315,434,531 shares outstanding	3.2	3.2
Additional paid in capital	4,113.5	4,138.1
Retained earnings	7,242.0	6,775.1
Accumulated other comprehensive loss	(3.2)	(3.2)
Common shareholders' equity	11,355.5	10,913.2

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interests	210.2	169.7
Total liabilities and equity	$40,761.0	$38,988.5

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Nine Months Ended
	September 30
(in millions)	2022	2021
Operating activities
Net income	$1,157.5	$1,074.7
Reconciliation to cash provided by operating activities
Depreciation and amortization	838.0	799.2
Deferred income taxes and ITCs, net	187.8	158.0
Contributions and payments related to pension and OPEB plans	(11.6)	(11.3)
Equity income in transmission affiliates, net of distributions	(47.1)	(27.0)
Change in –
Accounts receivable and unbilled revenues, net	150.9	162.4
Materials, supplies, and inventories	(288.8)	(117.1)
Prepaid taxes	57.8	37.7
Other prepayments	31.6	30.0
Amounts recoverable from customers	15.3	(119.4)
Other current assets	(1.5)	13.8
Accounts payable	82.2	(15.1)
Other current liabilities	68.5	107.5
Other, net	(181.1)	(86.7)
Net cash provided by operating activities	2,059.5	2,006.7

Investing activities
Capital expenditures	(1,700.7)	(1,627.9)
Acquisition of Thunderhead Wind Energy LLC, net of cash acquired of $0.5	(362.9)	—
Acquisition of Jayhawk Wind, LLC	—	(119.8)
Capital contributions to transmission affiliates	(39.4)	—
Proceeds from the sale of assets	69.0	21.6
Proceeds from the sale of investments held in rabbi trust	15.4	12.7
Insurance proceeds received for property damage	41.6	—
Payments for American Transmission Company LLC's construction costs that will be reimbursed	(20.6)	(2.2)
Other, net	11.7	26.9
Net cash used in investing activities	(1,985.9)	(1,688.7)

Financing activities
Exercise of stock options	33.1	6.5
Purchase of common stock	(68.3)	(15.7)
Dividends paid on common stock	(688.5)	(641.2)
Issuance of long-term debt	1,400.0	1,018.8
Retirement of long-term debt	(64.9)	(356.2)
Repayment of short-term loan	—	(340.0)
Change in commercial paper	(640.2)	71.5
Other, net	(16.3)	(25.1)
Net cash used in financing activities	(45.1)	(281.4)

Net change in cash, cash equivalents, and restricted cash	28.5	36.6
Cash, cash equivalents, and restricted cash at beginning of period	87.5	72.6
Cash, cash equivalents, and restricted cash at end of period	$116.0	$109.2